UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2016

Commission File Number:  000-31265

MabVax Therapeutics Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
93-0987903
(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400, San Diego, California 92121
(Address of principal executive offices)

858-259-9405
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to the Non-Employee Director Compensation Policy

On August 25, 2016, the Compensation Committee of the Board of Directors ("Board") of MabVax Therapeutics Holdings, Inc. (the "Company") approved the following amendments to Company's policy for compensating non-employee members of the Board:

a. The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 25,000 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);
b. The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 17,500 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

The full text of the Non-Employee Director Compensation Policy, as amended through August 25, 2016 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. & Description
10.1 Non-Employee Director Compensation Policy as amended through August 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MabVax Therapeutics Holdings, Inc.

Date:   August 30, 2016
By:	/s/ J. David Hansen

Name: J. David Hansen
Title: President & CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Non-Employee Director Compensation Policy, as amended through August 25, 2016